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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
April 29, 2004

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
(Address of principal executive offices and Zip Code)

(514) 337-2447
(Registrant's telephone number, including area code)

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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

99.1	Press Release

ITEM 9. REGULATION FD DISCLOSURE

C-Chip Technologies Coporation announces that it has closed an equity financing of $1.65 million to certain institutional and accredited investors. A total of 2,538,482 common shares were sold at a price of $0.65 per share. Investors also received warrants exercisable for a period of two years to purchase an aggregate of 2,538,482 common shares at an exercise price of $1.10 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of April, 2004.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis Stephane Solis, President and Principal Executive Officer